UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2009

XL Capital Ltd
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	1-10804	98-0191089
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

XL House, One Bermudiana Road, Hamilton, Bermuda		HM08
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 292-8515

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2009, the Board of Directors (the "Board") of XL Capital Ltd (the "Company" or "XL"), acting upon the recommendation of its Nominating, Governance and External Affairs Committee, elected Clayton S. Rose to the Board. Mr. Rose has been elected as a Class III Director and as such will be standing for re-election at the Company's 2010 annual general meeting of shareholders. Mr. Rose has been named to the Finance Committee and the Nominating, Governance and External Affairs Committee of the Board. There are no arrangements or understandings between Mr. Rose and any other person pursaunt to which he was selected to serve as a director. No information called for by Item 404(a) of Regulation S-K is required to be disclosed herein.

In connection with the election of Mr. Rose as a director of the Company, and pursuant to the terms of the Company's Amended & Restated Directors Stock & Option Plan (the "Plan"), the Board authorized to grant Mr. Rose options to purchase 5,000 of the Company's ordinary shares at an exercise price of $18.33 per ordinary share, which was equal to the last reported sale price of the Company's ordinary shares on December 15, 2009. The options granted to Mr. Rose have a term of ten years and are fully exercisable as of the date of grant.

In addition, in accordance with the terms of the Plan, the Board authorized the grant of a restricted stock award of 2,237 of the Company's ordinary shares, which is the pro rata portion of the value of the restricted stock award granted to non-employee members of the Board for their service during 2009/2010, based upon the last reported sale price of the Company's ordinary shares on December 15, 2009. The restricted stock award granted to Mr. Rose is fully vested upon the date of grant. The Company has also agreed to pay Mr. Rose a retainer fee equal to the pro rata cash portion of the annual retainer fee payable to non-employee members of the Board until the Company's 2010 annual general meeting of shareholders.

The press release issued by the Company on December 17, 2009 announcing the election of Mr. Rose to the Board is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 8.01 Other Events.

The Company has appointed Simon Rich, XL's Controller since March 2005, to the position of interim Chief Financial Officer effective January 1, 2010. The Company previously announced that its Chief Financial Officer, Brian Nocco, will leave XL effective after year end. The Company is continuing its external search for a Chief Financial Officer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

99.1 Press Release ("XL CAPITAL LTD ANNOUNCES APPOINTMENT OF CLAYTON S. ROSE TO ITS BOARD OF DIRECTORS") dated December 17, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XL Capital Ltd

December 17, 2009	By:	/s/ Kirstin R. Gould

Name: Kirstin R. Gould
Title: Secretary and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	XL Capital Ltd Announces Appointment of Clayton S. Rose to its Board of Directors